Exhibit 99.1

1847 Holdings Announces Fiscal Year 2021 Financial Results with Proforma Revenue Up 23.5% to $51.5M

NEW YORK, NY – March 31, 2022 – 1847 Holdings LLC (OTCQB: EFSH) (“1847 Holdings”), a publicly traded holding company platform that combines the attractive attributes of private, lower-middle market businesses with the liquidity and transparency of a publicly traded company, today announced financial results for its fiscal year ended December 31, 2021.

2021 Highlights

●	Generated proforma revenue of $51.5 million for the year ended December 31, 2021, up from proforma revenue of $41.7 million in 2020.

●	Completed acquisitions of Wolo, High Mountain, and Innovative Cabinets

●	Declared first quarterly dividend in December 2021

●	Secured $24.86 million institutional funding at the holding company level

●	Appointed finance and accounting veteran Vernice Howard as CFO and leading lean manufacturing executive Eric VanDam as COO

“I am tremendously proud of our team and the milestones they achieved in 2021 while executing on our vision for the future,” commented Ellery W. Roberts, CEO of 1847 Holdings. “We generated strong year-over-year performance on a proforma basis, which considers our acquisitions and divestitures to provide a fuller picture of our performance. Our dividend policy, which was first implemented in December 2021, is a clear testament of the strength of our improving operations. As momentum continues to build and we achieve our goal of uplisting to a major exchange, I am confident we can further accelerate revenue growth and drive significant positive EBITDA.”

Financial Highlights

Total GAAP revenues were $30,660,984 for the year ended December 31, 2021, as compared to $8,745,446 million for the year ended December 31, 2020. Proforma revenues for 2021 were $51,521,236, up from $41,716,599 in 2020.

The retail and appliances segment, which is operated by our subsidiary Asien’s Appliance, Inc. (“Asien’s”), generates revenue through the sales of home furnishings, including appliances and related products. Revenues from the retail and appliances segment were $12,741,064 for the year ended December 31, 2021 and $7,625,222 for the period from May 29, 2020 to December 31, 2020 following the acquisition of Asien’s.

The construction segment, which is operated by our subsidiaries Kyle’s Custom Wood Shop, Inc. (“Kyle’s”), High Mountain Door & Trim Inc. (“High Mountain”) and Sierra Homes, LLC d/b/a Innovative Cabinets & Design (“Innovative Cabinets”), generates revenue through the sale of finished carpentry products and services, including doors, door frames, base boards, crown molding, cabinetry, bathroom sinks and cabinets, bookcases, built-in closets, and fireplace mantles, among others, as well as kitchen countertops. Revenues from the construction segment were $12,203,890 for the year ended December 31, 2021, including revenue from the acquisitions of High Mountain and Innovative Cabinets of $6,766,540 for the period of October 9, 2021 to December 31, 2021, and $1,120,224 for the period from October 1, 2020 to December 31, 2020 following the acquisition of Kyle’s.

The automotive supplies segment, which is operated by our subsidiaries Wolo Mfg. Corp. and Wolo Industrial Horn & Signal, Inc. (together, “Wolo”) generates revenue through the design and sale of horn and safety products (electric, air, truck, marine, motorcycle and industrial equipment), including vehicle emergency and safety warning lights for cars, trucks, industrial equipment and emergency vehicles. Revenues from the automotive supplies segment were $5,716,030 for the period from April 1, 2021 to December 31, 2021 following the acquisition of Wolo.

Total cost of sales was $20,311,724 for the year ended December 31, 2021, as compared to $6,531,435 for the year ended December 31, 2020.

Cost of sales for the retail and appliances segment was $9,773,371 for the year ended December 31, 2021 and $5,866,413 for the period from May 29, 2020 to December 31, 2020 following the acquisition of Asien’s. As a percentage of retail and appliances revenues, cost of sales for the retail and appliances segment was 76.7% for the year ended December 31, 2021 and 76.9% for the period from May 29, 2020 to December 31, 2020.

Cost of sales for the construction segment was $6,966,064 for the year ended December 31, 2021, including costs from the acquisitions of High Mountain and Innovative Cabinets of $3,899,268 for the period of October 9, 2021 to December 31, 2021, and $665,022 for the period from October 1, 2020 to December 31, 2020. As a percentage of construction revenues, cost of sales for the construction segment was 57.1% for the year ended December 31, 2021 and 59.4% for the period from October 1, 2020 to December 31, 2020 following the acquisition of Kyle’s.

Cost of sales for the automotive supplies segment was $3,572,289 for the period from April 1, 2021 to December 31, 2021 following the acquisition of Wolo. As a percentage of automotive supplies revenues, cost of sales for the automotive supplies segment was 62.5% for the period from April 1, 2021 to September 30, 2021.

General and administrative expenses were $7,296,736 for the year ended December 31, 2021, as compared to $2,652,429 for the year ended December 31, 2020.

Net loss from continuing operations was $3,721,157 for the year ended December 31, 2021, as compared to $1,820,138 for the year ended December 31, 2020. Proforma adjusted EBITDA was $5,765,261 for the year ended December 31, 2021, as compared to proforma adjusted EBITDA of $4,317,971 for the year ended December 31, 2020.

The Company is providing pro forma financial information as the number of acquisitions completed during 2021 and 2020 reduce the comparability of year-over-year figures. The audited consolidated financial statements of the Company for the years ended December 31, 2021 and 2020 include the financial results of Asien’s from May 29, 2020 through December 31, 2021, Kyle’s from October 1, 2020 through December 31, 2021, Wolo from April 1, 2021 through December 31, 2021, and High Mountain and Innovative Cabinets from October 8, 2021 through December 31, 2021. References to “pro forma” figures herein assume the acquisitions all took place on the first day of 2020.

About 1847 Holdings LLC

1847 Holdings LLC (OTCQB: EFSH), a publicly traded diversified acquisition holding company, was founded by Ellery W. Roberts, a former partner of Parallel Investment Partners, Saunders Karp & Megrue and Principal of Lazard Freres Strategic Realty Investors. 1847 Holdings’ investment thesis is that capital market inefficiencies have left the founders and/or stakeholders of many small business enterprises or lower-middle market businesses with limited exit options despite the intrinsic value of their business. Given this dynamic, 1847 Holdings can consistently acquire businesses it views as “solid” for reasonable multiples of cash flow and then deploy resources to strengthen the infrastructure and systems of those businesses in order to improve operations. These improvements may lead to a sale or IPO of an operating subsidiary at higher valuations than the purchase price and/or alternatively, an operating subsidiary may be held in perpetuity and contribute to 1847 Holdings’ ability to pay regular and special dividends to shareholders.

Forward-Looking Statements

This press release may contain information about 1847 Holdings’ view of its future expectations, plans and prospects that constitute forward-looking statements. All forward-looking statements are based on our management’s beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to it. These statements are not statements of historical fact. Forward-looking statements are subject to a number of factors, risks and uncertainties, some of which are not currently known to us, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position. Our actual results may differ materially from the results discussed in forward-looking statements. Factors that might cause such a difference include but are not limited to the risks set forth in “Risk Factors” included in our SEC filings.

Non-GAAP to GAAP Reconciliation

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The non-GAAP financial measure used in this press release is proforma adjusted EBITDA.

The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Management, however, believes that this non-GAAP financial measures, when used in conjunction with the results presented in accordance with GAAP, may provide a more complete understanding of our results and may facilitate a fuller analysis of our results, particularly in evaluating performance from one period to another. Management has chosen to provide this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analyses of results and to illustrate the results giving effect to the non-GAAP adjustments shown in the reconciliation described in the next paragraph. Furthermore, the economic substance behind our decision to use such non-GAAP measures is that such measures approximate our controllable operating performance more closely than the most directly comparable GAAP financial measures. Management strongly encourages investors to review our financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by us may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

As noted above, the GAAP measure is proforma adjusted EBITDA, which is net loss from continuing operations adjusted for the items described in the table below.

RECONCILIATION OF PRO FORMA ADJUSTED EBITDA TO NET LOSS TWELVE MONTHS ENDED DECEMBER 31, 2021

	1847 Holdings LLC	High Mountain and Innovative Cabinets January 1 to September 30, 2021	Wolo January 1 to March 30, 2021	Pro Forma Adjustments	Notes	Pro Forma
Revenues	$30,660,984	$18,501,565	$2,426,455	$-		$51,589,004

Proforma Adjusted EBITDA:

Net income (loss) from continuing operations	(3,721,157)	2,560,810	658,266	-		(502,081)
Adjusted for:
Provision (benefit) for income taxes	218,139	-	129,342	-		347,481
Interest expense, net	1,296,537	11,391	355	-		1,308,283
Depreciation and amortization	908,982	170,077	1,379	-		1,080,438

EBITDA	(1.297,499)	2,742,278	789,342	-		2,234,121
Gain on forgiveness of debt	(360,302)	-	(173,850)	-		(534,152)
Gain on disposal of property and equipment	(10,885)	(37,000)	-	-		(47,885)
Loss on extinguishment of debt	4,017,553	-	-	-		4,017,553
Gain on disposition of subsidiary	(3,282,804)	-	-	-		(3,282,804)
Loss on contingency write-down	602,204	-	-	-		602,204

General and administrative				6,440	(2)	6,440
Management fees				1,146,533	(3)	1,146,533
Professional and consulting	-	-	-	1,623,251	(4)	1,623,251

Adjusted EBITDA	$(331,733)	$2,705,278	$615,492	$2,776,224		$5,765,261

RECONCILIATION OF PRO FORMA ADJUSTED EBITDA TO NET LOSS YEAR ENDED DECEMBER 31, 2020

	1847 Holdings LLC	High Mountain and Innovative Cabinets	Wolo	Asien’s Appliance, Inc. January 1 to May 28, 2020	Kyle’s Custom Wood Shop, Inc. January 1 to September 30, 2020	Pro Forma Adjustments	Notes	Pro Forma
Revenues	$8,745,446	$17,655,250	$7,444,776	$5,154,012	$3,132,105	$-	(n-1)	$42,131,589

Proforma Adjusted EBITDA:

Net income (loss) from continuing operations	(1,820,138)	2,616,094	814,791	458,808	883,374	-		2,952,929

Adjusted for:
Provision (benefit) for income taxes	(83,931)	-	216,621	-	-	-		132,690
Interest expense, net	249,626	21,833	1,130	3,122	(528)	-		275,183
Depreciation and amortization	176,612	210,826	5,949	21,199	90,376	-		504,962
EBITDA	(1,477,831)	2,848,750	1,038,491	483,129	973,222	-		3,865,761

Gain on sale of property and equipment	-	(44,090)	-	-	-	-		(44,090)
Loss on extinguishment of debt	286,350							286,350
Gain on forgiveness of debt	-	(1,191,424)	-	-	(281,125)	-		(1,472,549)

Insurance adjustment	-	-	-	-	-	(59,051)	(1)	(59,051)
General and administrative	-	-	-	-	-	160,323	(2)	160,323
Management fees	-	-	-	-	-	288,022	(3)	288,022
Professional and consulting	-	-	-	-	-	1,293,205	(4)	1,293,205

Adjusted EBITDA	$(1,191,481)	$1,613,236	$1,038,491	$483,129	$692,097	$1,682,498		$4,317,971

PRO FORMA ADJUSTMENT EXPLANATIONS

The pro forma adjustments included in the unaudited pro forma adjusted EBITDA are as follows:

(1) Reflects non acquisition related insurance expense
(2) Reflects general and administrative
(3) Reflects management fee obligation to 1847 Partners
(4) Reflects professional and consulting fees

Contact:

Ellery W. Roberts, Founder & CEO
1847 Holdings LLC
Office: 212.417.9800
info@1847holdings.com

Dave Gentry, CEO
RedChip Companies
Office: 1.800.RED.CHIP (733.2447)
Cell: 407.491.4498
EFSH@redchip.com

5